EXHIBIT 10.15


September 23, 1998


Mr. Gerald Wasserman
President and Chief Executive Officer
Sport Maska, Inc.
3500 Blvd. De Maisonneuve Ouest
Suite 800
Westmount, Quebec
H3Z 3C1

RE:  NHL LICENSE AND SPONSORSHIP AGREEMENT

Dear Gerry:

     This letter (the "Letter Agreement") summarizes the understanding between Sport Maska, Inc. and Maska U.S., Inc. (collectively, "CCM"), on the one hand, and the NHL Enterprises entities named below (collectively, "NHLE"), on the other hand, of certain business terms that we have discussed relating to the right to supply authentic jerseys and other products to certain NHL member teams and the terms and conditions of a proposed NHL license and sponsorship agreement.

     CCM will receive an allocation of a minimum of ten NHL member teams and a maximum of fourteen NHL member teams (collectively, the "CCM Teams"), which allocation will be fair and equitable and shall be determined by NHLE, in its sole discretion. NHLE is notifying CCM of such allocation by separate letter of even date herewith (the "Team Allocation Letter"). CCM shall countersign the Team Allocation Letter simultaneously with this Letter Agreement.

     NHLE and CCM agree that NHLE will grant to CCM the right to use the names, logos, uniform colors and designs and other indicia of the NHL and the NHL members teams (collectively, the "NHL Marks") in connection with the manufacture, supply and sale of the Products, and the advertising and promotion thereof, during the Term in the Territory (as such terms are defined below) subject to and in accordance with the terms set forth herein and the terms of NHL's standard retail and export license agreement form (collectively with the Letter Agreement, the "Agreement").

1.   PRODUCTS:

     The Products (the "Products") will be defined as follows:

     A.   JERSEYS:  (i)    Authentic (Centre Ice) home, away and, if applicable,
                           third jerseys of the CCM Teams (collectively, the "Authentic Jerseys"), and each of such Authentic
                           Jerseys bearing current NHL player names and NHL numbers (the "Authentic Named/Numbered Jerseys");

                    (ii) Replica home, away and, if applicable, third jerseys of each of the NHL member teams (collectively, the "Replica Jerseys"), and each of such Replica Jerseys bearing current NHL player names and NHL numbers (the "Replica Named/Numbered Jerseys");

                    (iii) Authentic (Centre Ice) Eastern and Western Conference NHL All-Star jerseys (the "Authentic All-Star Jerseys"), replica Eastern and Western Conference NHL All-Star jerseys (the "Replica All-Star Jerseys") and such Authentic All-Star Jerseys and Replica All-Star Jerseys bearing current NHL player names and NHL numbers (collectively, the "All-Star Named/Numbered Jerseys"); and

                    (iv) Authentic (Centre Ice) practice jerseys of the CCM Teams (the "Authentic Practice Jerseys"), replica practice jerseys of the NHL Teams (the "Replica Practice Jerseys") and such Authentic Practice Jerseys and Replica Practice Jerseys bearing current NHL player names and NHL numbers (the "Authentic Practice Named/Numbered Jerseys" and the "Replica Practice Named/Numbered Jerseys", respectively; and collectively, the "Practice Named/Numbered Jerseys").

     B. The following products for the CCM Teams only, all of which shall be identified as "Centre Ice":

          (i)  athletic carrying bags; and headwear; and

          (ii) authentic undershirts and undergarments with certain performance attributes; fleece tops/sweater vests; mock t-shirts; workout t-shirts; workout shorts; jackets; stick boy (NHL Shield) jackets; polo shirts; stick boy (NHL Shield) Polo Shirts; and warm-up attire.

          Notwithstanding anything to the contrary contained herein, CCM agrees that if within sixty (60) days from the date hereof NHLE has not received written notice from CCM of CCM's commitment to manufacture, supply and sell the products set forth in paragraph 1.B(ii) above, NHLE may grant licenses to third parties for any and all such products and CCM shall forfeit its right hereunder to manufacture, supply and sell all products set forth in such subparagraph.

     C. The following NHL game officials products: (i) sweaters; (ii) pants; (iii) girdles; (iv) shin pads, (v) elbow pads; and (vi) athletic carrying bags.

     D. Coaches style caps, sized and/or adjustable, in the following fabrications: wool, wool-blend, brushed twill and twill-blend and assorted leather fabrications on the adjustable strap and/or visor portion of the cap.

2.   TERRITORY:

     The territory (the "Territory") will be defined as the United States and its territories and possessions and Canada, and, subject to NHLE's standard intellectual property limitations, the rest of the world.

3.   TERM:

     The term of the Agreement will begin on July 1, 1999 and expire on June 30, 2004; except, however, if CCM earns royalties on sales of the Products in Year Three and Year Four that exceed the Minimum Guarantees for each of such years, NHLE may elect, in its sole discretion, by written notice to CCM on or before July 31, 2003, to extend the Term for an additional year to June 30, 2005. If CCM does not earn royalties on sales of the Products in Year Three and Year Four that exceed the Minimum Guarantees for each of such years, CCM may elect, in its sole discretion, by written notice to NHLE on or before July 31, 2003, to extend the Term for an additional year to June 30, 2005 (the "Term").

          "Year One" of the Term will mean July 1, 1999 - June 30, 2000; "Year Two" of the Term will mean July 1, 2000 - June 30, 2001; "Year Three" of the Term will mean July 1, 2001 - June 30, 2002; "Year Four" of the Term will mean July 1, 2002 - June 30, 2003; "Year Five" of the Term will mean July 1, 2003 - June 30, 2004; and If applicable, "Year Six" of the Term will mean July 1, 2004 - June 30, 2005.

4.   ROYALTY RATE:

     CCM will pay NHLE a royalty on net sales of the Products as follows:

     A. - percent (-%) for the Products identified as "Authentic" or "Centre Ice" or - percent (-%) for the Authentic Named/Numbered Jerseys, Replica Named/Numbered Jerseys and Practice Named/ Numbered Jerseys; and

     B. - percent (-%) for all other Products, which royalty rate is equal to NHLE's prevailing rate generally charged to all licensees for products similar to the Products as of the date hereof. If such prevailing rate is changed, upon two hundred seventy days written notice to CCM from NHLE, the royalty rate paid by CCM hereunder will be changed to a level equal to such prevailing rate.

5.   GUARANTEED MINIMUM PAYMENTS:

     A. CCM will pay NHLE the following guaranteed minimum payments (each, a "Minimum Guarantee" and collectively, the "Minimum Guarantees") in accordance with the terms set forth herein:

          (i) If neither Nike, Inc. nor any of its affiliates receives authentic/on-ice NHL jersey rights for Year Two through Year Five of the Term:

               Year One:   $-;
               Year Two:   $-;
               Year Three: $-;
               Year Four:  $-;
               Year Five:  $-;
               If applicable, Year Six: $-;
               Total:         $- (includes Year Six); or

          (ii) If Nike, Inc. or any of its affiliates does receive authentic/on-ice NHL jersey rights for Year Two through Year Five of the Term:

               Year One:   $-;
               Year Two:   $-;
               Year Three: $-;
               Year Four:  $-;
               Year Five:  $-; and
               If applicable, Year Six: $-.
               Total:      $- (includes Year Six);

     B. CCM acknowledges and agrees that the Minimum Guarantees will be due and payable for each year of the Term in equal monthly installments on the last day of each month beginning in October and ending in April of each year of the Term. In the event that CCM earns royalties with respect to the sale of the Products in any year of the Term in an amount less than the Minimum Guarantee due for such year (the difference between the Minimum Guarantee and such earned royalties being hereinafter referred to as a "Shortfall"), CCM shall remain obligated to pay to NHLE the full amount of the Minimum Guarantee in accordance with the schedule set forth in the immediately preceding sentence. In the event that CCM earns royalties with respect to the sale of the Products in any year of the Term in an amount in excess of the Minimum Guarantee due for such year (such excess being hereinafter referred to as an "Overage"), CCM shall pay to NHLE the full amount of such Overage in addition to the Minimum Guarantee due for such year. NHLE shall provide to CCM an accounting of Shortfalls and Overages for the prior years of the Term no later than thirty (30) days following its receipt of CCM's final royalty reports and payments for each year of the Term.

     C. In the event that CCM pays to NHLE an Overage in any year of the Term, CCM shall be entitled to a refund, as set forth below, if and only if in at least one other year of the Term CCM has experienced a Shortfall. If, over the Term, the aggregate amount of Overages paid by CCM exceeds the aggregate amount of Shortfalls experienced by CCM, NHLE shall refund to CCM the aggregate amount of such Shortfalls. If, over the Term, the aggregate amount of Overages paid by CCM is less than the aggregate amount of Shortfalls experienced by CCM, NHLE shall refund to CCM the aggregate amount of such Overages. The accounting and reconciliation of such refund, if any, will not be made until the the expiration of the Term, the termination of the Agreement or the occurrence of any event set forth in paragraph 9.K(i) or (iii) hereof, whichever occurs first. For purposes of illustration only, examples of such refunds are set forth on Exhibit A attached hereto and made a part hereof. Notwithstanding anything contained herein to the contrary, nothing in this Letter Agreement shall relieve CCM of its obligations to pay Minimum Guarantees during the Term aggregating $- (or $- if there is a Year Six), in the event that paragraph 5.A(i) hereof is applicable, or $- (or $- if there is a Year Six), in the event that paragraph 5.A(ii) hereof is applicable.

6.   PRODUCT TO NHL TEAMS AND NHLE:

     CCM will supply each of the CCM Teams and NHLE (as a applicable and at no cost to the CCM Teams or NHLE) during each year of the Term on dates as reasonably determined by such CCM Terms and NHLE:

     A. The products set forth on Exhibit B attached hereto and made a part hereof; and

     B. If CCM has delivered notice to NHLE pursuant to paragraph 1.B hereof, the products set forth on Exhibit C attached hereto and made a part hereof.

     NHLE will use its best efforts to ensure that all Products supplied by CCM to the CCM Teams pursuant to this paragraph 6 will be provided only to, and/or used only by: NHL players and their immediate families; CCM Team personnel; and/or any individual(s) deemed appropriate by NHLE, in its sole discretion, as part of NHLE's Centre Ice program.

7.   GENERAL LEAGUE MARKETING FUND:

     A. CCM will spend the following minimum amounts on NHL Marketing (as defined below), as determined by NHLE (after consultation with CCM), during each year of the Term:

          Year One:   $-;
          Year Two:   $-;
          Year Three: $-;
          Year Four:  $-;
          Year Five:  $-; and
          If applicable, Year Six: $-.

          NHL Marketing means: (i) NHL-themed and approved consumer and trade directed print media, including in connection with national retail promotions; and (ii) NHL sponsorship fees in connection with CCM sponsorship of NHL programs and events, such as the NHL All-Star Game, the Stanley Cup Finals and NHL Breakout.

     B. If CCM spends less than the applicable NHL Marketing amount set forth above during any year, CCM will deliver the difference between the amount set forth above and the amount so spent during such year to NHLE within ten (10) days after the end of the applicable year of the Term.

8.   CCM TEAM MARKETING:

     A. CCM will spend the required minimum amounts set forth below during each year of the Term with each CCM Team on CCM Team marketing (e.g. local sponsorship, media and advertising) as mutually agreed with each such CCM Term. The required minimum amount (the "CCM Team Marketing Minimum") shall be $- per CCM Team, or $- per CCM Team that is currently allocated to NIKE, Inc. for the 1999-2000 NHL season, as set forth in the Team Allocation Letter.

     B. If, during any year of the Term, CCM spends less than the applicable CCM Team Marketing Minimum with any CCM Team, CCM will deliver to such CCM Team the difference between such CCM Team Marketing Minimum
          (i.e. $- or $-, as applicable) and the amount actually spent with such CCM Term during such year, such difference to be delivered with ten
          (10) days after the end of the applicable year of the Term.

9.   MISCELLANEOUS:

     A. CCM acknowledges that NHLE intends to enter into agreements with other suppliers of authentic jerseys for rights with respect to NHL Teams other than the CCM Teams (the "Non-CCM Teams"). Notwithstanding the foregoing, NHLE agrees that it will not grant the right to manufacture, supply and/or sell Authentic Jerseys, Authentic Named/Numbered Jerseys, Replica Jerseys or Replica Named/Numbered Jerseys to more than four licensees, including CCM, during Year One of the Term or to more than three licensees, including CCM, during each year of the Term thereafter. CCM further acknowledges that such licensees will be granted non-exclusive rights to promote, manufacture, distribute and sell Replica Jerseys and Replica Named/Numbered Jerseys for all NHL Teams.

     B. If requested by NHLE in writing before March 1, 1999, during Year One of the Term, CCM will supply Authentic Named/Numbered Jerseys of the Non-CCM Teams, Authentic Practice Named/Number Jerseys of the Non-CCM Teams and stockings of the Non-CCM Teams with the identification of a second and/or third authentic jersey supplier as determined by NHLE in its sole discretion in such quantities as reasonably requested by NHLE. Such second and/or third authentic jersey supplier will be responsible for the wholesale cost of such jerseys and stockings so delivered.

     C.   All amounts set forth herein are in United States dollars.

     D. Simultaneously with its countersigning of this Letter Agreement, CCM will execute a renewal of NHL Export License Agreement - (the "Export Agreement") for the sale of the Export Products (as defined in the Export Agreement) within the territory set forth in the export Agreement during period from January 1, 1998 through June 30, 1999 incorporating the terms set forth on Exhibit D attached hereto and made a part hereof and the NHL's standard export license agreement terms and conditions. All obligations of CCM under such renewal of the export Agreement, including without limitation the obligation to make payments of royalties and guaranteed minimums and all other payments due thereunder, shall be in addition to the obligations of CCM set forth in the Agreement.

     E. CCM understands and agrees that the right to supply NHL players with equipment on-ice bearing the CCM brand name during NHL games will not be subject to a separate fee but will be subject to the terms of the NHL's standard form of On-Ice Equipment License Agreement (the "On-Ice Agreement"). All other equipment supplied to NHL players on-ice (other than such CCM-branded equipment) will be subject to a separate fee and terms set forth in the On-Ice Agreement.

     F. NHLE will not grant to any third party the right to manufacture, supply and sell (and will not itself manufacture, supply or sell) authentic jerseys for the CCM Teams. CCM acknowledges and agrees that NHLE may grant to third parties (other than CCM) the right to customize and sell authentic and replica jerseys manufactured by CCM with NHL player names and NHL numbers affixed thereto.

     G. CCM acknowledges and agrees that (i) the rights set forth in the Agreement will apply to the CCM brand only, and (ii) if Nike/Bauer is one of the on-ice jersey suppliers, the Nike and the Bauer brand names will constitute one on-ice jersey supplier.

     H. CCM will use commercially reasonable efforts to promote, manufacture, distribute and sell the Products for (i) each of the CCM Teams, and
          (ii) except as to authentic jerseys for the Non-CCM Teams, all other NHL Teams.

     I. CCM acknowledges that NHLE has the right to grant licenses to third parties for the Products, except as limited herein, that may compete with CCM's license hereunder and that NHLE may from time to time own interests in, or, have management rights with respect to, such third parties, whether as a result of plans of reorganization, ordinary course business transactions or otherwise. CCM further acknowledges that, subject to the exclusive rights granted to CCM pursuant to the Agreement, nothing in the Agreement or at law or equity shall be construed to limit NHLE's ability to comply with any duties, or to exercise or perform any other rights or obligations, it may have with respect to such third parties.

     J. Without the prior written consent of NHLE, which consent shall not be unreasonably withheld, CCM shall not engage in or permit to occur any of the actions listed in paragraph 9.K hereof (each such action, a "Change of Control"). In the event of a proposed Change of Control as NHLE shall reasonably request (such consent, materials and information being collectively referred to herein as a "Consent Request"). NHLE shall respond to a Consent Request for a Change of Control within ten
          (10) business days from NHLE's receipt thereof. NHLE agrees that in exercising its right to consent or to withhold consent to any Change of Control, NHLE shall consider such factors as the following, all of which are included by way of illustration only, and further agrees that its consideration of such factors shall be made at all times in good faith:

          (i) the compatibility of the proposed action and the proposed assignee, transferee, sublicensee, pledgee, purchaser or new officer, as the case may be (any such person being referred to herein as the "Proposed Party"), with the reasonable business objectives NHLE and its affiliates; provided, however, that NHLE shall not consider the compatibility of the Proposed Party with the business objectives of any NHLE licensee other than CCM;

          (ii) the reputation of the Proposed Party within the Proposed Party's business or industry for offering quality and reliable services or products or both (as the case may be);

          (iii) the financial strength of any Proposed Party; and

          (iv) the ability of the Proposed Party to fulfill or cause CCM to fulfill the obligations of CCM as the same are set forth in the Agreement and the Export Agreement.

          Notwithstanding the foregoing, CCM shall not engage in or permit to occur a Change of Control if the Proposed Party has publicly documented connections to legal or illegal gambling activity or if any of the principal owners or officers of the Proposed Party have been convicted in a criminal action.

          In the event that NHLE withholds its consent to a proposed Change of Control and a dispute arises between the parties as to whether such consent was unreasonably withheld, CCM may elect to have such dispute settled on an expedited basis by binding arbitration. In such an event, CCM shall send written notice to NHLE of its desire to arbitrate, and NHLE and CCM shall jointly select an arbitrator. If an arbitrator is not selected within ten (10) days after NHLE's receipt of such notice from CCM, the American Arbitration Association in New York, New York shall select the arbitrator. The arbitrator shall have financial or marketing expertise in sports marketing and licensing. The arbitration shall take place in New York, New York. The arbitrator shall adopt the rules and procedures for commercial arbitration of the American Arbitration Association. The arbitrator shall endeavor to render a final decision within thirty (30) days of the selection of the arbitrator. The arbitrator's judgment shall be final and binding on the parties. Judgment on the arbitrator's award may be entered in any court having jurisdiction.

     K. Without the prior written consent of NHLE as provided in paragraph 9.J hereof. CCM shall not:

          (i) assign, transfer or sublicense any or all of the rights granted herein to any third party, or combine or otherwise use any of such rights with any brand other than CCM;

          (ii) remove or replace Gerald Wasserman as the chief executive officer of CCM; provided, however, that NHLE's consent will not be required to replace Mr. Wasserman as chief executive officer if he voluntarily resigns or otherwise relinquishes his current duties and responsibilities; or

          (iii) engage in or permit to occur any transaction or series of transactions that result in any person, entity or "group" (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Wellspring Capital Management LLC (x) having a beneficial ownership interest in more than 49% of the economic value represented by all shares of capital stock of CCM, or otherwise having effective control of CCM (whether by contract, operation of law or otherwise), or (y) acquiring a substantial portion of the operating assets necessary to carry on CCM's business; provided, however that CCM may engage in or permit to occur a bona fide public offering of share of its capital stock without the consent of NHLE, if such offering does not result in a change of effective control of CCM.

     L. CCM and NHLE each agrees that it will keep the information contained herein confidential and will not disclose such confidential information to any third party without the prior written consent of the other party, unless disclosure of such information is required by law.

      M. The Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York. The Agreement shall be construed neutrally and without regard to any principle of construction relating to which party was the drafting party.

     If the terms set forth above reflect your understanding, please countersign this Letter Agreement in the space provided below and forward a fully-executed original to me. I will then have these business terms incorporated in the NHL's standard retail and export license agreement form and forward a copy to you for execution. Until then, this Letter Agreement shall constitute a binding contract enforceable against the parties in accordance with its terms.

                             Sincerely yours,

                             NHL Enterprises, LP
                             By: NHL Enterprises, Inc., its general partner

                             By: (Signed)
                                 --------------------------------------------
                                 Richard H. Zahnd
                                 Senior Vice President & General Counsel

                             NHL Enterprises Canada, LP
                             By: National Hockey League Enterprises Canada
                                 Inc., its general partner

                             By: (Signed)
                                 --------------------------------------------
                                 Richard H. Zahnd
                                 Senior Vice President & General Counsel

                             NHL Enterprises B.V.
                             By:  NHL Enterprises, Inc., it Managing
                                  Director

                             By: (Signed)
                                 --------------------------------------------
                                 Richard H. Zahnd
                                 Senior Vice President & General Counsel

Agreed and Accepted this
25th Day of September, 1998:
----

Sport Maska, Inc.

By:  (Signed)
     --------------------------
     Name:  Gerald B. Wasserman
     Title: President and Chief Executive Officer

Maska U.S., Inc.

By:  (Signed)
     --------------------------
     Name:  Gerald B. Wasserman
     Title: President and Chief Executive Officer

Attachment

EXHIBIT A

Examples of Refunds to CCM

1. OVERAGES EXCEED SHORTFALLS - REFUND EQUALS SHORTFALLS Assuming paragraph 5.A(i) of the Letter Agreement is applicable, if in Year Two CCM earns royalties of $-, CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. Notwithstanding such Shortfall, CCM shall pay to NHLE the full amount of the Minimum Guarantee in equal monthly installments from October through April of such year. If in Year Three CCM earns and pays to NHLE $- (an Overage of $- over the Minimum Guarantee of $-) and in Year Four earns and pays to NHLE $- (an Overage of $- over the Minimum Guarantee of $-), CCM will have earned and paid to NHLE an aggregate Overage ($-) which exceed the aggregate Shortfall it has experienced ($-). In such an event, at the expiration of the Term, the termination of the Agreement or the occurrence of any event set forth in paragraph 9.K(i) or
     (iii) of the Letter Agreement, whichever occurs first, NHLE shall pay to CCM a refund equal to the aggregate Shortfall, or $-.

2. OVERAGES ARE LESS THAN SHORTFALLS - REFUND EQUALS OVERAGES Assuming paragraph 5.A(i) of the Letter Agreement is applicable, if in Year Two CCM earns $-, CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. If in Year Three CCM earns $- CCM shall have experienced a Shortfall of $- under the Minimum Guarantee of $-. Notwithstanding such Shortfalls, CCM shall pay to NHLE the full amount of the Minimum Guarantee for each of such years in equal monthly installments from October through April of the applicable year. If in Year Four CCM earns and pays to NHLE $- (an Overage of $- over the Minimum Guarantee of $-), CCM will have earned and paid to NHLE an aggregate Overage ($-) which is less than the aggregate Shortfall it has experienced ($-). In such an event, upon the expiration of the Term, the termination of the Agreement or the occurrence of any event set forth in paragraph 9.K(i) or (iii) of the Letter Agreement, whichever occurs first, NHLE shall pay to CCM a refund equal to the aggregate Overage, or $-.

                                     EXHIBIT B

                    Products to CCM Teams each year of the Term



1. - sets of home and away Authentic Jerseys for each CCM Team (- home and -away jerseys for a total of -) with the first set to be delivered to such CCM Team with, if requested by such CCM Team, NHL player names and NHL numbers and - additional sets of home and away Authentic Jerseys for each CCM Team (i) in the first year of the CCM Team relationship (- total), and (ii) in the first year in which a new team logo and/or color pattern is used for such CCM Team's Authentic Jerseys (- total). In addition, CCM will maintain a company held inventory of at least one set of home and away Authentic Jerseys (- total).

2. For each CCM Team that uses a third jersey, one set (- total) of authentic third jerseys and one additional set of authentic third jersey (i) in the first year of the CCM Team relationship (- total), and (ii) in the first year in which a new team logo and/or color pattern is used for such CCM Team's authentic third jerseys (- total).

3. For each CCM Team that plays in the Stanley Cup Finals, an additional set of home and away Authentic Jerseys and stockings.

4. - (-) NHL Draft day Authentic Jerseys for each CCM Team and - (-) Centre Ice hats for each CCM Team on NHL Draft day.

5. - sets of Authentic Practice Jerseys offered in at least six colors, as mutually determined by CCM and NHLE (- total), and - additional sets (- total) of Authentic Practice Jerseys for each CCM Team in (i) the first year of the CCM Team relationship (- total), and (ii) in the first year in which a new team logo and/or color pattern is used for such CCM Team's Authentic Practice Jerseys (- total).

6. - sets of home and away stockings for each CCM Term (- pairs of home and - pairs of away stockings for a total of -) and - additional sets (- total) of home and away stockings for each CCM Team (i) the first year of the CCM Team relationship (- total), and (ii) in the first year in which a new color pattern is used for such CCM Team's home or away stockings (- total).

7. - (-) hats for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

8. - (-) travel bags for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

                                      EXHIBIT C

                      Product to CCM Teams each year of the Term


1.   - (-) undershirts with certain performance attributes for each CCM Team.

2. - (-) fleece tops/sweater vests for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

3. - (-) mock t-shirts for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

4. - (-) workout t-shirts for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

5. - (-) workout shorts for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

6. - (-) jackets for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

7. - (-) stick boy (NHL Shield) jackets for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

8. - (-) coaches (polo) shirts for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

9. - (-) stick boy (NHL Shield) polo shirts for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

10. - (-) warm-up suits for each CCM Team in styles and fabrications as approved by NHLE in its sole discretion.

                        Product to NHLE each year of the Term


1. Product as selected by NHLE in its sole discretion in an amount with a wholesale value of $-.

2. - sets plus - home and away All-Star Authentic Named/Numbered Jerseys (- home and - away jerseys per set, for a total of -).

3.   One set of home and away stockings for the NHL All-Star Game (- total).

4.   One set of home and away Pants/shells for the NHL All-Star Game (- total).

5.   One set of home and away helmets for the NHL All-Star Game (- total).

6. One set of home and away jerseys for the Heroes of Hockey Game (- total), in styles and fabrications as approved by NHLE in its sole discretion.

7. One set of home and away stockings for the Heroes of Hockey Game (- total), in styles and fabrications as approved by NHLE in its sole discretion.

8. One set of home and away pants/shells of Heroes of Hockey Games (- total), in styles and fabrications as approved by NHLE in its sole discretion.

9. One set of home and away helmets the Heroes of Hockey Game (- total), in styles and fabrications as approved by NHLE in its sole discretion.

                                      EXHIBIT D

Term:           January 1, 1998 - June 30, 1999

Royalty:        -% of Net Sales

Guarantees:     US $-

                $- due by June 30, 1998;
                $- due by December 31, 1998; and
                $- due by June 30, 1999.


NHLagreement